EXHIBIT 99.1
The Wendy’s Company Reports Preliminary Fourth-Quarter and Full-Year 2011 Results

North America Company-Operated Same-Store Sales Increased 5.1% in Fourth Quarter;
Full-Year Same-Store Sales Increased 2.0%

Company Issues 2012 and Long-Term Outlook

DUBLIN, Ohio (January 30, 2012) - The Wendy’s Company (NASDAQ: WEN) today reported preliminary, unaudited results for the fourth quarter and full year ended Jan. 1, 2012. The Company also issued its 2012 and long-term outlook. The Company plans to release its audited 2011 results on March 1.

Emil Brolick, President and Chief Executive Officer said, “In the fourth quarter, we produced our strongest same-store sales growth since the second quarter of 2004 primarily due to the introduction of our premium Dave’s Hot ’N Juicy™ cheeseburger line, which received a positive response from consumers. For 2011, we also generated positive transactions for the first year since 2002. Adjusted EBITDA1 was $331.1 million for fiscal 2011, and income from continuing operations for the year was $17.9 million.

“We expect another positive year in 2012, with same-store sales growth in a range of 2 to 3 percent,” Brolick said. “We estimate 2012 Adjusted EBITDA will be in a range of $335 million to $345 million.”

Preliminary Fourth Quarter 2011 Summary

▪	Consolidated revenues were $615.0 million in the fourth quarter of 2011, an increase of 5.6 percent compared to $582.6 million in the fourth quarter of 2010.

▪	Adjusted EBITDA was $80.9 million in the fourth quarter of 2011, an increase of 10.5 percent compared to fourth-quarter 2010 Adjusted EBITDA of $73.2 million.

▪	Fourth-quarter 2011 income from continuing operations was $4.3 million. This compares to fourth-quarter 2010 income from continuing operations of $6.1 million.

▪
Adjusted Earnings Per Share[1] was $0.04 in the fourth quarter of fiscal 2011 compared to fourth quarter 2010 Adjusted Earnings Per Share of $0.03. Earnings per share was $0.01 in the fourth quarter of fiscal 2011 and in the fourth quarter of 2010.

▪	Wendy’s® North America systemwide same-store sales increased 4.4 percent.

▪	Wendy’s North America company-operated restaurants same-store sales increased 5.1 percent, resulting from increases in average check and transactions.

▪	Wendy’s North America franchise same-store sales increased 4.2 percent.

▪
Wendy’s company-operated restaurant margin increased 100 basis points to 15.0 percent. The year-over-year improvement was primarily due to sales leverage from increased pricing and transactions and favorable insurance adjustments more than offsetting a 170 basis-point negative impact from commodity cost increases.

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1Earnings per share and Adjusted Earnings Per Share references in this release reflect earnings per share from continuing operations and Adjusted Earnings Per Share from continuing operations. See reconciliation of Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) and Adjusted Earnings Per Share, which are non-GAAP financial measures, to GAAP results, below.

Preliminary 2011 Summary

▪	Consolidated revenues were $2.431 billion in fiscal 2011, a 2.4 percent increase compared to $2.375 billion in fiscal 2010.

▪	Adjusted EBITDA was $331.1 million in fiscal 2011 compared to 2010 Adjusted EBITDA of $341.9 million.

▪	Fiscal 2011 income from continuing operations was $17.9 million. This compares to 2010 income from continuing operations of $18.1 million.

▪	Adjusted Earnings Per Share was $0.15 in fiscal 2011 compared to 2010 Adjusted Earnings Per Share of $0.17. Earnings per share was $0.04 in fiscal 2011 and fiscal 2010.

▪	Wendy’s North America company-operated restaurants same-store sales increased 2.0 percent, resulting from increases in average check and transactions.

▪
Wendy’s company-operated restaurant margin decreased 80 basis points to 14.0 percent. The year-over-year decrease was primarily due to the negative impact from commodity cost increases of 140 basis points, partially offset by sales leverage from pricing and transactions gains, as well as favorable insurance adjustments.

“We are making progress on re-establishing Wendy’s as the quality leader and innovator in QSR with our ’Recipe to Win,’” Brolick said. “Our recent introductions such as Dave’s Hot ’N Juicy cheeseburger line and Asiago Ranch Chicken Club Sandwiches have been outstanding, and our goal is to continue to build a menu that is relevant to consumers and drives profitable sales growth. As part of our remodel effort - which we call ’Image Activation’ - we are working to enhance the entire customer experience, including the restaurant design, inside environment, elevated food preparation standards and higher customer service standards.”

Company Issues 2012 and Long-Term Outlook
The Company issued its outlook for Adjusted EBITDA of $335 million to $345 million for fiscal 2012. The outlook reflects continuing operations and excludes items such as relocation costs and other expenses related to the consolidation of the Atlanta restaurant support center with the Dublin, Ohio restaurant support center, which the Company estimates to be approximately $23 million.

“We expect a low-single-digit increase in our Adjusted EBITDA growth rate for 2012,” Chief Financial Officer Steve Hare said. “In terms of growth beyond 2012, we are targeting an average annual Adjusted EBITDA growth rate in the high-single-digit to low-double-digit range. We also expect our Adjusted Earnings Per Share growth rate, on average, to be higher than our Adjusted EBITDA growth rate.”

The Company’s 2012 outlook includes the following expectations:

▪	Same-store sales growth of approximately 2.0 to 3.0 percent at Wendy’s North America company-operated restaurants.

▪
Wendy’s company-operated restaurant margin of 14.0 to 14.5 percent, an increase of up to 50 basis points. This assumes the benefit of same-store sales increases offset by increased commodity costs of 115 to 145 basis points, driven primarily by rising beef costs.

▪
Capital expenditures for the Wendy’s brand of approximately $225 million, an increase of $78 million compared to $147 million in 2011. This estimate includes “Image Activation” designs at 20 new and 50 remodeled Company-operated restaurants in North America. The capital expenditures estimate also includes an upgrade of restaurant point-of-sale technology.

▪	Unit development of approximately 40 new franchise restaurants, plus approximately 55 new international franchise and joint-venture restaurants.

Stock Repurchase
In the fourth quarter of 2011, the Company repurchased approximately 1.1 million shares of common stock at an average price of $4.43 per share. The number of shares outstanding at the end of the fourth quarter was approximately 390 million. For the full year, the Company repurchased approximately 31.0 million shares of common stock for $157.0 million at an average price of $5.07 per share.

Since the Board of Directors authorized a stock repurchase program in 2009, the Company has repurchased approximately 83.3 million shares of common stock for $402.5 million, at an average price of $4.83 per share. The authorization for the repurchase program expired at the end of fiscal 2011.

“The focus of our capital management strategy will be investment in core business growth opportunities; however, we will continue to evaluate share repurchases based on market conditions and other factors,” Hare said.

Arby’s Sale and Transition Services Agreement
On July 4, 2011, the Company completed the sale of Arby’s Restaurant Group, Inc., on the terms previously announced to a buyer formed by Roark Capital Group. All transition services were complete by the end of fiscal 2011. Due to the sale, the Company has presented Arby’s fiscal 2011 results as discontinued operations.

The Company incurred costs related to the sale of Arby’s in 2011, including changes in certain executive positions, severance costs for other employees, implementation of an employee retention program and bonus costs. In addition, the Company announced plans to close its Atlanta restaurant support center in late 2012 and consolidate it with its Dublin, Ohio restaurant support center. The total transaction-related and other costs of these actions totaled $45.7 million in 2011.

The benefits from the Arby’s sale and consolidation of restaurant support centers include a reduction in debt and related capital spending requirements, cash tax savings and the elimination of Arby’s operating losses (which include general and administrative costs).

Company to Host Investor Day Today, Jan. 30, 2012
The Company is hosting an Investor Day beginning at 10:30 a.m. today, Jan. 30, 2012. The Investor Day presentations and slides will be webcast live from the investor relations section of Company’s website at www.aboutwendys.com. The presentation is available live via telephone at (877) 572-6014 (international callers, dial (281) 913-8524). A replay will be available two hours after the call at (855) 859-2056 (international callers, dial (404) 537-3406). The conference ID for the replay is 45138304. The replay will be available until midnight ET on Monday, Feb. 13, 2012. The webcast and accompanying slides will also be available on the Company’s website after the presentation.

Preliminary Nature of Reported Results
The fourth-quarter and full-year 2011 financial results reported in this news release are preliminary and unaudited. The Company expects to announce final results when it files its Annual Report on Form 10-K for the year ended Jan. 1, 2012, on or about March 1, 2012. Final results could differ from the preliminary results reported in this news release. The Company assumes no obligation and does not intend to update these preliminary results prior to filing its Annual Report on Form 10-K for the year ended Jan. 1, 2012.

Forward-Looking Statements
This news release contains certain statements that are not historical facts, including, importantly, information concerning possible or assumed future results of operations of The Wendy’s Company and its subsidiaries (collectively, the “Company”).  Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”).  All statements that address future operating, financial or business performance; strategies or expectations; future synergies, efficiencies or overhead savings; anticipated costs or charges; future capitalization; and anticipated financial impacts of recent or pending transactions are forward-looking statements within the meaning of the Reform Act.  The forward-looking statements are based on our expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors.  Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed in or implied by our forward-looking statements.  For all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in or implied by our forward-looking statements.  Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond our control, include, but are not limited to: (1) changes in the quick-service restaurant industry, such as consumer trends toward value-oriented products and promotions or toward consuming fewer meals away from home; (2) prevailing economic, market and business conditions affecting the Company, including competition from other food service providers, high unemployment and decreased consumer spending levels; (3) the ability to effectively manage the acquisition and disposition of restaurants; (4) cost and availability of capital; (5) cost fluctuations associated with food, supplies, energy, fuel, distribution or labor; (6) the financial condition of our franchisees; (7) food safety events, including instances of food-borne illness involving the Company or its supply chain; (8) conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, or acts of war or terrorism; (9) the availability of suitable locations and terms for the development of new restaurants; (10) adoption of new, or changes in, laws, regulations or accounting policies and practices; (11) changes in debt, equity and securities markets; (12) goodwill and long-lived asset impairments; (13) changes in the interest rate environment; (14) expenses and liabilities for taxes related to periods up to the date of sale of Arby’s as a result of the indemnification provisions of the Arby’s Purchase and Sale Agreement; and (15) other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q.

The Company’s franchisees are independent third parties that the Company does not control. Numerous factors beyond the control of the Company and its franchisees may affect new restaurant openings. Accordingly, there can be no assurance that commitments under development agreements with franchisees will result in new restaurant openings.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws. In addition, we do not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted Earnings Per Share, which exclude certain expenses, net of certain benefits, detailed in the reconciliation tables that accompany this release, are used by the Company as a performance measure for benchmarking against the Company’s peers and competitors, and as internal measures of business operating performance. The Company believes Adjusted EBITDA and Adjusted Earnings Per Share provide a meaningful perspective of the underlying operating performance of the Company’s current business. Adjusted EBITDA and Adjusted Earnings Per Share are not recognized terms under U.S. Generally Accepted Accounting Principles (“GAAP”). Because all companies do not calculate Adjusted EBITDA, Adjusted Earnings Per Share and similarly titled financial measures in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures and should not be considered as alternative measures of income from continuing operations or earnings per share.

Because certain income statement items needed to calculate income from continuing operations vary from quarter to quarter, the Company is unable to provide projections of income from continuing operations or earnings per share, or a reconciliation of projected Company Adjusted EBITDA to projected income from continuing operations or projected Adjusted Earnings Per Share to projected earnings per share.

The Company’s presentation of Adjusted EBITDA and Adjusted Earnings Per Share is not intended to replace the presentation of the Company’s financial results in accordance with GAAP.

About The Wendy’s Company
The Wendy’s Company is the world’s third largest quick-service hamburger company. The Wendy’s system includes more than 6,500 franchise and Company restaurants in the United States and 27 countries and U.S. territories worldwide. For more information, visit aboutwendys.com or wendys.com.

Media and Investor Contacts:
John Barker
(614) 764-3044
john.barker@wendys.com

Dave Poplar
(614) 764-3311
david.poplar@wendys.com

Reconciliation of Adjusted EBITDA to Income from Continuing Operations

(Unaudited)	Fourth Quarter		Twelve Months
	2011	2010	2011	2010
	(In Millions)		(In Millions)

Adjusted EBITDA	$80.9	$73.2	$331.1	$341.9

(Less) plus:
Transaction related and other costs	(15.0)	—	(45.7)	—
Arby’s indirect corporate overhead in general and administrative (G&A)	—	(7.9)	(14.6)	(32.7)
SSG purchasing cooperative expenses in G&A	—	(0.3)	2.2	(5.2)
Integration costs in G&A	—	(1.2)	—	(5.5)
Reversal of pension withdrawal expense in cost of sales	—	5.0	—	5.0
Depreciation and amortization	(32.0)	(30.4)	(123.0)	(126.8)
Impairment of long-lived assets	(4.6)	(4.9)	(12.9)	(26.3)
Operating profit	29.3	33.5	137.1	150.4
Interest expense	(28.2)	(28.6)	(114.1)	(118.4)
Loss on early extinguishment of debt	—	—	—	(26.2)
Investment income, net	0.3	0.0	0.5	5.3
Other income, net	0.2	0.3	0.9	2.5
Income from continuing operations before income taxes	1.6	5.2	24.4	13.6
Benefit from (provision for) income taxes	2.7	0.9	(6.5)	4.5
Income from continuing operations	$4.3	$6.1	$17.9	$18.1

Reconciliation of Adjusted Income from Continuing Operations and Adjusted Earnings per Share to Income from Continuing Operations and Earnings per Share

	Fourth Quarter				Twelve Months
(Unaudited)	2011		2010		2011		2010
(In millions, except per share amounts)		per share		per share		per share		per share

Adjusted income from continuing operations and adjusted earnings per share	$16.4	$0.04	$12.0	$0.03	$62.1	$0.15	$71.7	$0.17

(Less) plus:
Arby’s transaction related and other costs	(9.3)	(0.02)	—	—	(28.5)	(0.07)	—	—
Impairment of long-lived assets	(2.8)	(0.01)	(3.0)	(0.01)	(7.9)	(0.02)	(16.3)	(0.04)
Arby’s indirect corporate overhead in G&A	—	—	(5.0)	(0.02)	(9.2)	(0.02)	(20.5)	(0.05)
SSG purchasing cooperative expenses in G&A	—	—	(0.2)	—	1.4	—	(3.2)	(0.01)
Integration costs in G&A	—	—	(0.8)	—	—	—	(3.5)	(0.01)
Reversal of pension withdrawal expense in cost of sales	—	—	3.1	0.01	—	—	3.1	0.01
Loss on early extinguishment of debt	—	—	—	—	—	—	(16.3)	(0.04)
Gain on collection of Deerfield Capital Corp. note receivable	—	—	—	—	—	—	3.1	0.01
	(12.1)	(0.03)	(5.9)	(0.02)	(44.2)	(0.11)	(53.6)	(0.13)
Income from continuing operations and earnings per share	$4.3	$0.01	$6.1	$0.01	$17.9	$0.04	$18.1	$0.04